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                                                                   EXHIBIT 99.1

Mahaska Investment Company
222 First Avenue East
Oskaloosa, Iowa  52577


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder of Mahaska Investment Company, a ___________ corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Joint Proxy Statement, each dated ____________, 1999, and hereby appoints Charles S. Howard and David A. Meinert and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of Mahaska Investment Company to be held on ____________, 1999 at 2:00 p.m., local time, at the Elmhurst Country Club, 2214 South 11th Street, Oskaloosa, Iowa 52577, and any adjournmentss thereof, and to vote all shares of Common Stock of Mahaska Investment Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

             DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED.

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                          MAHASKA INVESTMENT COMPANY

      PROXY CARD FOR SPECIAL MEETING ON ____________, 1999.

      (1) To approve an Agreement and Plan of Merger, dated as of February 2, 1999, by and between Mahaska and Midwest Bancshares, Inc., which provides, among other things, for the merger of Midwest with and into Mahaska, as described in the accompanying Joint Proxy Statement/Prospectus.

                                     [ ]  For   [ ]  Against  [ ]  Abstain

      (2) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

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Dated:_________________________          No. of Shares:________________________

Address Change?
Mark box [ ]     Name Change?[ ]
Indicate changes below:

                                       Signature(s) in Box

                                       Please sign exactly as your name
                                       appears on this card.  When shares are
                                       held by joint tenants, both should
                                       sign.  When signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, please give your full title
                                       as such.  If a corporation, please
                                       sign in corporate name by president or
                                       other authorized officer.  If a
                                       partnership, please sign in
                                       partnership name by authorized person.
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Please vote, sign, date and return this proxy promptly.